EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-179075) pertaining to the 2011 Equity Incentive Plan, the 2007 Equity Incentive Plan, the 2003 Equity Incentive Plan, the 2007 Employee Stock Purchase Plan, the Amended and Restated 2007 Non-Employee Directors Stock Option Plan and the Amended and Restated Directors Deferred Compensation Plan of Jazz Pharmaceuticals Public Limited Company, and the Registration Statement (Form S-3 No. 333-179080) of Jazz Pharmaceuticals Public Limited Company and in the related Prospectuses, of our reports dated February 28, 2012, with respect to the consolidated financial statements and schedule of Jazz Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Jazz Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Redwood Shores, California February 28, 2012